EXHIBIT 10.18


                      OFFICE LEASE AGREEMENT BY AND BETWEEN

                            SPRUCE TREE CENTRE L.L.P.

                                       AND

                           IMAGE SENSING SYSTEMS, INC.

ARTICLE                                                                     PAGE
-------                                                                     ----
1    PREMISES AND TERMS .....................................................1
2    ACCEPTANCE OF PREMISES .................................................1
3    FIXED RENT .............................................................2
4    TAX ADJUSTMENT .........................................................2
5    OPERATING COST ADJUSTMENT ..............................................3
6    RENTABLE AREA ..........................................................4
7    SECURITY DEPOSIT .......................................................5
8    ACCOUNTING .............................................................5
9    USE ....................................................................5
10   BUSINESS HOURS .........................................................5
11   REPAIRS BY LESSOR ......................................................6
12   TENANT'S REPAIRS .......................................................6
13   ALTERATIONS ............................................................6
14   SIGNS ..................................................................7
15   ACCESS BY LESSOR .......................................................7
16   UTILITIES AND SERVICES .................................................8
17   ASSIGNMENT AND SUBLETTING ..............................................10
18   FIRE AND OTHER CASUALTY ................................................11
19   SUBROGATION ............................................................12
20   LIABILITY ..............................................................12
21   EMINENT DOMAIN .........................................................12
22   HOLDING OVER ...........................................................13
23   QUIET ENJOYMENT ........................................................13
24   EVENTS OF DEFAULT ......................................................13
25   DEFAULT ................................................................14
26   SUBORDINATION OF LEASE .................................................14
27   NOTICES ................................................................15
28   RULES AND REGULATIONS ..................................................15
29   ENERGY; GOVERNMENTAL ACTION ............................................15
30   LIGHT AND AIR ..........................................................15
31   BROKERAGE FEES .........................................................16
32   SUBSTITUTE PREMISES ....................................................16
33   LESSOR'S USE ...........................................................16
34   MISCELLANEOUS TAXES ....................................................17
35   ESTOPPEL CERTIFICATE ...................................................17
36   MISCELLANEOUS ..........................................................17
37   NO PARTNERSHIP, JOINT VENTURE OR
     FIDUCIARY RELATIONSHIP .................................................18
38   INVALIDITY OF PARTICULAR PROVISIONS ....................................18


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EXHIBITS

A    FLOOR PLAN
B    PROPERTY DESCRIPTION
C    LEASEHOLD IMPROVEMENTS
D    BUILDING RULES AND REGULATIONS
E    PARKING



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                                 LEASE AGREEMENT

          THIS LEASE AGREEMENT, made and entered into this 24th day of November 1998 by and between Spruce Tree Centre L.L.P. (hereinafter referred to as "Lessor"), and Image Sensing Systems, Inc. (hereinafter referred to as "Tenant", whether one or more).

WITNESSETH:

PREMISES AND TERMS

          1. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Lessor hereby demises and leases to Tenant, and Tenant hereby takes from Lessor, certain premises (hereinafter referred to as the "Leased Premises") situated within the County of Ramsey, State of Minnesota, consisting of approximately 9,278 rentable square feet; known as Suites 420 and 500, as shaded with cross-hatch on the floor plan attached hereto as Exhibit A and made a part hereof including a proportionate share of common area as described under the definition of Rentable Area (Articles 6a, 6b and 6c of this Lease), on the fourth and fifth floors of the building commonly known as Spruce Tree Centre (hereinafter referred to as the "Building") located at 1600 University Avenue, St. Paul, Minnesota 55104, which Building is situated upon the real property described on Exhibit B attached hereto and hereby made a part hereof (the Building and said real property are hereinafter referred to as the "Project"), together with all rights, privileges, easements, appurtenances and amenities belonging to or in any way pertaining to the Leased Premises, and together with the right to use in common with Lessor and other tenants in the Project, and its and their employees, agents, representatives and invitees, any common areas and facilities of the Project.

                  To have and to hold for a term of three (3) years and no months, commencing on the first day of December , 1998, and ending on the 30th day of November, 2001. Tenant acknowledges that it has inspected the Leased Premises and accepts them in their present condition as suitable for the purpose for which they are leased, and further acknowledges that no representations as to the repair of the Leased Premises nor promises to alter, remodel or improve the Leased Premises have been made by Lessor or its agents, except as may be provided on the attached Exhibit C.

ACCEPTANCE OF PREMISES

          2. If Lessor does not complete leasehold improvements, as described in Exhibit C, if any, to be completed by Lessor, and deliver possession of the Leased Premises on or before said commencement date, or if Lessor is unable for any other reason to deliver possession of the Leased Premises by such date, Lessor shall not thereby be deemed to be in default hereunder, and shall not thereby be liable to Tenant for any loss, damage, cost and expense suffered or incurred by Tenant, nor shall the commencement date of the lease or the term of the Lease be affected or changed thereby, and Tenant agrees to accept possession of the Leased Premises at such time as Lessor is able to tender the same; provided, however, Lessor hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder, except as otherwise provided on the attached Exhibit C.

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BASE RENT

         3a. Tenant shall pay to Lessor during the Lease Term:

         YEAR             DATES          ANNUAL RENT     MONTHLY RENT
         ------------------------------------------------------------
         1    12/01/1998 - 11/30/1999     $65,873.80       $5,489.48
         2    12/01/1999 - 11/30/2000      67,850.00        5,654.17
         3    12/01/2000 - 11/30/2001      69,885.50        5,823.79

payable in advance on the first day of each month during the Lease Term in lawful money of the United States, to Lessor without any deduction, offset, counterclaim or reduction whatsoever, at the office of Garsten/Perennial Management Corporation, Spruce Tree Centre, Suite 310, 1600 University Avenue, St. Paul, Minnesota 55104, or such other place as Lessor shall designate.

         3b. In the event the Lease Tenn commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, or both, the rent, including any adjustments therein made in accordance with this Lease, payable during such first or last month, shall be adjusted on a prorata basis.

         3c. All Fixed rent and other sums payable hereunder by Tenant ("Rent") which are not paid within ten (10) days after due shall bear interest from the date paid at the rate of twelve percent (12%) per annum, or the highest rate permitted by law, whichever is less.

TAX PAYMENT

         4a. In addition to Fixed rent, Tenant shall, each year during the Tenn of this Lease or any extensions or renewals thereof, pay its pro rata share (equal to a fraction, the numerator of which is the rentable area of the Leased Premises and the denominator of which is the total rentable square feet of office area in the Project) of the amount of the general real estate taxes and installments of special assessments due and payable with respect to the Project in such year ("Tax Costs"), including any payments made by Lessor to any governmental body either "in lieu of taxes" or as an additional tax or assessment of any kind associated in whole or part with the project but excluding any income taxes paid by Lessor resulting from its ownership of the building. Such payment by Tenant shall be paid at the same time as Monthly Fixed rent in equal monthly installments, as estimated by Lessor, representing 1/12 of the Tax Costs due and payable in any such year, which initially shall be estimated at a rate of $3.40 per square foot of rentable area in the Leased Premises ("Base Tax Costs"). Prior to the commencement of the Lease Term and prior to March I of each ensuing calendar year, or as soon as is practicable thereafter, Lessor shall furnish Tenant with an estimate of the Tax Costs (if such estimate is higher than the Base Tax Costs) for the then current calendar year, and the new monthly amount payable on the first day of each month during the remainder of such calendar year. Within ten (10) days after Lessor furnishes Tenant with such estimate, Tenant shall also pay to Lessor, as an additional payment, any amount due for any monthly periods prior to the date Lessor issued its revised estimate of Tax Costs, if such amount exceeds the payments made by Tenant for such monthly periods.

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         4b. After expiration of each calendar year during the Lease Term, through and including the calendar year in which the Lease Term expires, Lessor shall furnish Tenant with a statement of the actual Tax Costs for the immediately preceding calendar year. If the actual Tax Costs differ from the estimated Tax Costs, within ten (10) days after Lessor has furnished such statement to Tenant, Tenant shall pay to Lessor for any shortage for the immediately preceding calendar year, or Lessor shall refund to Tenant any overpayment for the preceding calendar year, as the case may be.

         4c. If the first or last day of the Lease Term occurs on a day other than the first or last day, respectively, of a calendar year, then Tenant's obligation under this Article 4 shall be pro rated based on a 365 day calendar year.

         4d. Lessor's reasonable determination of Tax Costs, both estimated and actual, shall be binding upon Tenant. Lessor has the right in its sole discretion to determine the rentable area of the Leased Premises and the Project.

         4e. Tenant's failure to pay any amounts due under this Article 4 when due shall be treated in the same manner as a default in the payment of Fixed rent.

OPERATING COST PAYMENT

         5a. In addition to Fixed rent, Tenant shall, each year during the Term of this Lease or any extensions or renewals thereof, pay its pro rata share (equal to a fraction, the numerator of which is the rentable area of the Leased Premises and the denominator of which is the total rentable square feet of office area in the Project) of the total "Operating Costs" (as defined below) for the Project in such year. Such payment by Tenant shall be paid at the same time as Monthly Fixed rent in equal monthly installments, as estimated by Lessor, representing 1/12 of the Operating Costs for any such year, which initially shall be estimated at a rate of $ 4.72 per square foot of rentable area in the Leased Premises ("Base Operating Costs"). Prior to the commencement of the Lease Term and within 30 days after the expiration of each ensuing calendar year, or as soon as is practicable thereafter, Lessor shall furnish Tenant with an estimate of the Operating Costs (if such estimate is higher than the Base Operating Costs) for the then current calendar year, and the new monthly amount payable on the first day of each month during the remainder of such calendar year. Within ten (10) days after Lessor furnishes Tenant with such estimate, Tenant shall also pay to Lessor, as an additional payment, any amount due for any monthly periods prior to the date Lessor issued its revised estimate of Operating Costs, if such amount exceeds the payments made by Tenant for such monthly periods.

         5b. Within 30 days after expiration of each calendar year during the Lease Term, through and including the calendar year in which the Lease Tenn expires, Lessor shall furnish Tenant with a statement of the actual Operating Costs for the immediately preceding calendar year. If the actual Operating Costs differ from the estimated Operating Costs, within ten (10) days after Lessor has furnished such statement to Tenant, Tenant shall pay to Lessor for any shortage for the immediately preceding calendar year, or Lessor shall refund to Tenant any overpayment for the preceding calendar year, as the case may be.

          5c. If the first or last day of the Lease Term occurs on a day other than the first or last day, respectively, of a calendar year, then Tenant's obligation under this Article 5 shall be pro rated based on a 365 day calendar year.

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         5d. The term "Operating Costs" shall mean all costs and expenses of every kind and nature which Lessor incurs, pays or becomes obligated to pay in owning, maintaining, managing (including management fees), insuring and operating the Project, the adjacent parking ramp when applicable and every part thereof exclusive of depreciation, interest or payments of any principal on any mortgage. Without limiting the generality of the foregoing, Operating Costs shall include amortization of capital expenditures that produce a reduction in energy or other Operating Costs, to the extent that Operating Costs are thereby reduced, over such reasonable period as Lessor shall determine, together with interest at the rate of 12% per annum on the unamortized balance. If, as a result of such capital expenditure, Lessor eliminates an item of Operating Costs which was included in Base Operating Costs, Base Operating Costs shall be reduced by the amount of such eliminated item for purposes of this Article.

         5e. Lessor's reasonable determination of Operating Costs, both estimated and actual, shall be binding upon Tenant. Lessor has the right in its sole discretion to determine the rentable area of the Leased Premises and the Project.

         5f. Tenant's failure to pay any amounts due under this Article 5 when due shall be treated in the same manner as a default in the payment of Fixed rent.

RENTABLE AREA

         6a. Rentable area of a single tenancy floor, whether above or below grade, shall be computed by measuring to the outside finish of permanent outer building walls, or from the glass line where at least 50% of the outer building wall is glass. Rentable area shall include all area within outside walls less stairs, elevator shafts, flues, pipe shafts, and vertical ducts, and not actually available to the Tenant for its furnishings and personnel, and their enclosing walls. Toilet rooms within and exclusively serving only that floor shall be included in rentable area.

         6b. Rentable area for a partial floor shall include all space within the demising; walls (measured from the midpoint of demising walls and in the case of exterior walls measured as set forth in (a) above), excluding vertical penetrations such as building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts, plus Tenant's proportionate share of the common areas such as lobbies, corridors, toilet and mechanical rooms, telephone and electrical closets, and service areas in the Project. Vertical penetrations which are for a specific use of Tenant, such as special stairs or elevators, shall be included as rentable area. No deductions from rentable area will be made for columns or projections necessary to the support of the Project.

         6c. For purposes of computing rentable area, tenants' share of common area shall be a factor of .15. Rentable area = usable area / .85. For purposes of this lease, rentable area shall be 9,278 rentable square feet.



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SECURITY DEPOSIT

         7. Tenant has deposited with Lessor the sum of Five Thousand Five Hundred Dollars ($5,500.00 ). Said sum shall be held by Lessor as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. No interest shall be payable on said deposit. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rent, Lessor may (but shall not be required to, use, apply or retain all or any part of said security deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Tenant's default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Tenant's default. If any portion of said security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Lessor's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term. In the event Lessor assigns its interest in this Lease, Lessor shall transfer said security deposit to Lessor's successor in interest.

ACCOUNTING

         8. Lessor shall, in its reasonable discretion, determine, from time to time, the method of computing operating costs, the allocation of operating costs to various types of space within the Project and the extent of the appurtenances to the Project, and Tenant shall be bound thereby. Notwithstanding the foregoing, no decrease in Tax Costs and/or Operating Costs shall reduce Tenant's rent below the annual Fixed rent set forth in Article 3 above.

USE

         9. The Leased Premises shall be used for the purpose of general business only. No part of the Leased Premises shall be used for any purpose which constitutes a nuisance or which is illegal, offensive, termed extra hazardous by insurance companies or which may make void or voidable any insurance on the Project or which may increase the premiums therefor, or which will interfere with the general safety, comfort and convenience of the Lessor and other Tenants of the Project. There shall be no sale of food or beverages, including intoxicating liquors, by any means without the prior written consent of Lessor. Tenant may install vending machines for use by its employees. Tenant shall not permit illegal substances to be kept or sold in the Leased Premises.

BUSINESS HOURS

         10. Usual business hours as used herein shall mean the hours between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 8:00 a.m. and 1:00 p.m. Saturday, holidays excepted. All persons entering or leaving the Project between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, or after 1:00 p.m. Saturday, or at any time on Sundays or holidays, may be required to do so under such reasonable regulations as Lessor may impose. Lessor may exclude or expel any peddler or solicitor.


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REPAIRS BY LESSOR

          11. Lessor shall at its expense maintain, repair and replace as necessary, only the structural component of the roof, foundation and the exterior walls of the Building and those portions of the heating, air conditioning, plumbing and electrical systems located within, but not serving exclusively, the Leased Premises, in good repair, reasonable wear and tear excepted and in a manner consistent with similar office buildings in St. Paul. Tenant shall repair and pay for any damage caused by the act or negligence of Tenant or Tenant's employees, agents, representatives or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass or doors. Tenant shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect. Lessor's liability hereunder shall be limited to the cost of such repairs or curing such defect. Where applicable, the costs of repair and maintenance incurred by Lessor shall be included in "Operating Costs" as defined in Article 5.

TENANT'S REPAIRS

          12. Tenant shall at its own cost and expense repair and maintain all other parts of the Leased Premises, including glass, in good repair, reasonable wear and tear excepted, and shall take good care of the Leased Premises and its fixtures and suffer no waste. Tenant will keep the whole of the Leased Premises in a clean, sanitary and safe condition, and will at the expiration of the term of this Lease or other tennination of the term of this Lease, surrender the same to Lessor, broom clean, and in the same order and condition as they were in at the commencement of the term of this Lease, reasonable wear and tear excepted.

ALTERATIONS

          13. Tenant shall not make any alterations of, or additions to, the Leased Premises without the prior written consent of Lessor. Lessor shall have the right to approve all plans, specifications, contractors, laborers to be used for such alteration or addition. Tenant will not permit any mechanics', laborers' or materialmens' liens to stand against the Leased Premises or the Project for labor or materials claimed to have been furnished in connection with any work performed or claimed to have been performed in or about the Leased Premises.

                  At the termination of this Lease, Tenant shall, if Lessor so elects, remove all alterations and additions erected by Tenant and restore the Leased Premises to their original condition; otherwise such improvements shall be delivered up to the Lessor with the Leased Premises. All movable office firrnishings and trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be removed if required by Lessor. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Leased Premises. Personal property remaining in the Leased Premises at the expiration or termination of the term of this Lease shall be deemed abandoned, and become the property of Lessor, and Lessor may dispose of the same as Lessor deems expedient.



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                  Notwithstanding anything to the contrary contained in this
Lease, Lessor shall in all events have the right to prescribe the weight and position of any safes and other heavy equipment placed in or on the Leased Premises by Tenant. Any and all damage or injury to the Leased Premises or the Project caused by moving the property of Tenant in or out of the Leased Premises, or due to the same being in or on the Leased Premises, shall be repaired by Tenant at its sole cost and expense. No equipment, fixtures, furniture or other bulky matter will be received into or carried in the Project, except in or at such places, at such times and in such manner as are approved by Lessor, and all moving of Tenant's property in or out of the Leased Premises shall be done only under the direct control and supervision of Lessor; provided, however, that Lessor shall not be responsible for any damage to or charges for moving such property.

SIGNS

          14. Tenant shall not display, inscribe, print, maintain, or affix on any place in or about the Project any sign, notice, legend, direction, figure or advertisement, except on the doors of the Leased Premises and on the Project Directory, and then only such name(s) and matter, and in such color, size, style, place and materials, as shall first have been approved by the Lessor. The listing of any name other than that of the Tenant, whether on the doors of the Leased Premises, on the Project Directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Leased Premises or be deemed to be written consent of the Lessor, it being expressly understood that any such listing is a privilege extended by Lessor revocable at will by written notice to Tenant. Lessor shall at its option have the right to furnish all sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Leased Premises or in the Project. The Lessor also reserves the right to name the Project and to change the name or street address of the Project. Also, Lessor shall have the right to install and maintain a sign or signs on the exterior or interior of the Project.

ACCESS BY LESSOR

          15a. Lessor, its agents and representatives shall be entitled to keep pass keys to the Leased Premises and shall have the right to enter and inspect the Leased Premises at any time for the purpose of ascertaining the condition thereof or in order to make such repairs as may be required to be made by Lessor under the terms of this Lease or as Lessor may deem necessary. During the period that is six (6) months prior to end of the term hereof, Lessor and Lessor's agents and representatives shall have the right to enter the Leased Premises at reasonable times for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating that the Leased Premises are available. Any such entry by Lessor shall not be deemed an eviction or disturbance of Tenant's possession of the Leased Premises, or render Lessor liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease.

          15b. The right of entry reserved shall not be deemed to impose any greater obligation on Lessor to clean, maintain, repair or change the Leased Premises than is specifically provided in this Lease. The Lessor, its agents and representatives may at any time in case of emergency enter the Leased Premises and do such acts as Lessor may deem proper in order to protect the Leased Premises, the Project, or any occupants of the Project.



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UTILITIES AND SERVICES

AIR CONDITIONING AND HEAT

          16a. Lessor shall furnish air conditioning and heat for normal purposes only, to provide in Lessor's judgment, comfortable occupancy Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m., holidays excepted. Tenant agrees not to use any apparatus or device, in or upon or about the Leased Premises, which in any way may increase the amount of such services usually furnished or supplied to the Leased Premises, and Tenant further agrees not to connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without the prior, written consent of Lessor. Should Tenant use such services to excess, or request the use of such services at other than the operating hours listed above, Lessor reserves the right to charge for such services. The charge shall be payable as additional Rent. Furthermore Lessor may require Tenant to bear the expense of metering or monitoring equipment to determine the amount of such excess usage and subsequently bill Tenant, as additional Rent, for said excess usage, at a rate determined by Lessor. Should Tenant fail to make payment upon demand of Lessor, such failure shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Lessor to the rights hereinafter granted for such breach.

ADDITIONAL ELECTRICAL SERVICE

          l6b. Lessor shall maintain electrical facilities to provide sufficient power for typewriters, low consumption data processing equipment, and other office machines of similar low electrical consumption, but not including electricity required for high electrical consumption electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (singly) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and continued operation and costs will be the obligation of Tenant.

LIGHTING

          16c. Leased Premises. Lessor shall supply building standard lamps, bulbs, starters and ballasts used on the Leased Premises.

KEYS

          16d. Lessor shall furnish Tenant with two (2) keys for each corridor door entering the Leased Premises, and additional keys ordered by Tenant at Tenant's cost. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's prior written permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Tenant shall surrender to Lessor all keys to the Leased Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.



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ELEVATORS

          l6e. Lessor shall furnish passenger elevator service whenever the Project is open during usual business hours per Article 10. During other than usual business hours Tenant shall have elevator service to access its floor/space via procedures established by Lessor. Lessor shall have the right to stop the operation of said elevators for alterations, improvements or repairs therein or in the machinery or appliances connected therewith which are necessary or desirable in Lessor's sole judgment and shall not be liable for damages for any such stoppage of service.

JANITORIAL

          l6f. Lessor shall furnish such janitor service as, in the sole judgment of Lessor, is necessary for the comfortable use and occupancy of the Leased Premises, except on Saturdays, Sundays and holidays. All janitorial services shall be performed in accordance with work schedules established by Lessor.

WATER

          l6g. Lessor shall provide water for drinking, lavatory and toilet purposes.

UTILITIES

          16h. Except as otherwise provided herein to the contrary, Tenant agrees to pay for all its requirements for utilities such as gas, steam, water and electricity and for all other services to the Leased Premises. In the event Lessor shall offer to supply any of such utilities or services, Tenant covenants and agrees to purchase the same from Lessor, provided the rate charged by Lessor does not exceed the charge for similar services which Tenant would be required to pay a public utility company or independent contractor. Charges for any such utilities or services, whether or not furnished by Lessor, shall be paid by Tenant within ten (10) days after receipt by Tenant of a statement of charges therefor, and, in the event such charges are not paid when due, may, at the option of Lessor, be added to and become a part of the next rental installment coming due hereunder.

COMMUNICATIONS & ELECTRONICS

          l6i. Tenant shall be responsible for the installation of its telephone, cable, computer and any other communication or electronic service or system.

WASTE

          16j. Tenant shall not waste electricity, water, heat or air conditioning or any other utility, and shall cooperate fully with Lessor to insure the most effective operation of the Project's heating and air conditioning, which shall include closing venetian blinds and drapes and keeping all windows closed when air conditioning is in use, and shall refrain from attempting to adjust any controls other than room thermostats, if any, installed for Tenant's use.



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TEMPORARY INTERRUPTION OF SERVICES

          16k. Lessor shall not be liable to Tenant, its agents, employees, representatives, customers or invitees for any inconvenience, loss or damage or for any injury to any person or property caused by or resulting from any casualties, riots, strikes, picketing, accidents, breakdowns or any cause beyond Lessor's reasonable control, or from any temporary failure or lack of services and Tenant shall indemnify Lessor and hold Lessor harmless from any claim or damage because of such inconvenience, loss, damage or injury. No variation, interruption or failure of such services incident to the making of repairs, alterations or improvements or due to casualties, riots, strikes, picketing, accidents, breakdowns or any cause beyond Lessor's reasonable control or temporary failure or lack of such services shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

GENERAL

          161. Except for specific items to the contrary, the expense of all items to be provided by Lessor in this Article 16 shall be deemed "Operating Costs" per Article 5 of this Lease.

ASSIGNMENT AND SUBLETTING

          17. Since Lessor wishes the party in possession of the Lease Premises to be bound to Lessor by direct privity of contract, Tenant may not sublease the whole or any part of the Leased Premises without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

         Tenant may not, voluntarily or by operation of law, assign, mortgage, pledge or otherwise transfer this Lease without the prior written consent of Lessor. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of the shares of voting stock shall constitute an assignment of this Lease, and, as such, shall require the prior written consent of Lessor. If Tenant is a partnership, any transfer, assignment or sale of a partnership interest, or any change in the partners comprising Tenant, shall constitute an assignment of this Lease, and, as such, shall require the prior, written consent of Lessor.

         The prior written consent of Lessor to any such proposed assignment or transfer shall not be withheld unreasonably, if all of the following conditions are met:

         a. The proposed assignee has a net worth at least equal to Tenant and Tenant's Guarantor(s) (if any) as of the date of signing this Lease, or the date of the proposed assignment, whichever is greater;

         b. The proposed assignee is creditworthy considering the obligations to be assumed under the Lease;

         c. The proposed assignee has experience and expertise in operating a business similar to that being conducted in the Leased Premises;

         d. The use of the Leased Premises will comply with Article 9, and, in addition, the proposed assignee's use will not conflict with Lessor's current or projected tenant mix of the Building or with exclusive uses granted or to be granted to any other tenant(s) of the Building;



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



         c. Tenant and Tenant's Guarantor(s) (if any) acknowledge in writing that they will remain liable for the performance of all obligations pursuant to the Lease;

         f. Tenant, Tenant's Guarantor(s) (if any) and the proposed assignee agree in a written amendment to this Lease, in form and substance acceptable to Lessor, that the Fixed rent, as of the effective date of such assignment shall become the greatest of the following:

                  (1)      The Fixed rent then applicable;

                  (2) The prevailing market rate determined by Lessor for Fixed rent for similar space in the Building at the time of the assignment.

         g. No default by Tenant shall be in existence at the time of the request for consent or at the time of the actual assignment.

                  If Tenant desires to assign the Lease, it shall so notify Lessor in writing at least thirty (30) days prior to the proposed effective date of the assignment. Tenant shall provide Lessor with: a copy of the proposed assignment, financial information, bank references and financial statements of the proposed assignee; a copy of the agreements referenced in Sub-Articles l7e and 17f above, and, such further information as Lessor might request concerning the proposed assignee. Within fifteen (15) days after Lessor's receipt of all required information concerning the proposed assignee, and the satisfaction of all of the conditions specified in Sub-Articles 17a through 17g above, Lessor shall have the following options:

                  (1) To cancel this Lease and upon such cancellation, all parties shall be released from liability hereunder for obligations arising thereafter and Tenant will immediately vacate the Leased Premises;

                  (2)      To consent to the proposed assignment; or

                  (3) To refuse to consent if reasonable grounds exist therefor, provided that if the conditions specified in Sub-Articles 17a through 17g are not satisfied, Lessor's consent to the proposed assignment may be withheld or granted in its sole and absolute discretion.

FIRE AND OTHER CASUALTY

         18. If the Project or any part thereof is damaged or destroyed by fire or other casualty, Lessor shall have the right to terminate this Lease, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Leased Premises is damaged by fire or other casualty and this Lease is not thereby terminated, the Lessor shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the Leased Premises by the Tenant, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible, and Fixed rent and any other Rent shall abate during such period of time as the Leased Premises are untenantable in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. The Lessor shall not be responsible to the Tenant for damage to, or destruction of personal property, any furniture, equipment, improvements or other changes made by the Tenant in, on or about the Leased Premises regardless of the cause of the damage or destruction.

SUBROGATION

          19a. Lessor and Tenant each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Tenant each agree that it will request its insurance carriers to include in its policies such a clause or endorsement.

          19b. Lessor covenants and agrees to maintain standard fire and extended coverage insurance covering the Project in an amount not less than eighty percent (80%) of the appraised value thereof. Tenant covenants and agrees to maintain standard fire and extended coverage insurance covering its property located in, on or about the Leased Premises.

          19c. Tenant assumes all responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured after normal business hours.

LIABILITY

          20. Lessor and Tenant shall, at their own expense, carry public liability insurance in the amounts of not less than One Million Dollars ($1,000,000.00) for personal injuries sustained by any one person, One Million Dollars (1,000,000.00) for injuries sustained in any one accident, and One Hundred Thousand Dollars ($100,000.00) for property damage. All policies of insurance shall name both Lessor and Tenant as insured thereunder. Certificates of said insurance providing for not less than fifteen (15) days notice to Lessor prior to cancellation thereof shall be furnished to Tenant and Lessor upon taking possession of the Leased Premises.

EMINENT DOMAIN

          21. If the entire Project is taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Project is taken by eminent domain, Lessor shall have the right to terminate this Lease by giving written notice thereof to Tenant within ninety (90) days after the date of taking. If a portion of the Leased Premises is taken by eminent domain and this Lease is not thereby terminated, Lessor shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the Premises by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and Rent shall abate during such period of time as the Leased Premises are untenantable, in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. All damages awarded for a taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to, and be the property of Lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold estate hereby created or to the fee of the Leased Premises; provided, however, that Lessor shall not be entitled to any separate award made to Tenant for loss of business, fair value of, and cost of removal of stock and fixtures. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

HOLDING OVER

          22. Should Tenant, or any of its successors in interest, hold over the Leased Premises or any part thereof, after the expiration of the term of this Lease, such holding over, at the sole election of Lessor, shall constitute and be construed as a tenancy from month to month only. The inclusion of the preceding sentence shall not be construed as Lessor's permission for Tenant to hold over. Holdovers may be charged up to twice the Rent in effect at the expiration of the Lease Term.

QUIET ENJOYMENT

          23. Lessor covenants that if Tenant pays the Fixed rent or any other Rent, and all other charges provided for in this Lease, performs all of its obligations provided for under this Lease, and observes all of the other provisions of this Lease, Tenant shall peaceably and quietly enjoy the Demised Premises in accordance with the terms of this Lease without any interruption or disturbance from Lessor. Lessor shall not be responsible or liable for the actions of third parties, including other tenants in the building.

EVENTS OF DEFAULT

          24. The following events shall be deemed to be events of default by Tenant under this Lease:

          24a. Tenant shall fail to pay any installments of Fixed rent hereby reserved or any other Rent when due or any other charge payable hereunder when due.

          24b. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          24c. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

          24d. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

          24e. Tenant shall desert or vacate any substantial portion of the Leased Premises.

          24f. Tenant shall cause or suffer a lien to be filed against the Project or any part thereof.

          24g. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Article 24) and shall not cure such failure within ten (10) days after notice from Lessor.

DEFAULT

         25a. Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or in performing any of the other agreements, terms, and conditions of this Lease, then, in any such event, Lessor, in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, at Lessor's option, may reenter and recover possession of the Leased Premises (with or without terminating this Lease) and/or may annul and cancel this Lease as to all future rights of Tenants. Tenant further agrees that in case of any such termination Tenant will indemnify the Lessor against all loss of rents and other damage which Lessor may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the Leased Premises and putting the same in rentable condition, costs of renting the Leased Premises to another tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination and all reasonable attorney fees and expenses incurred in enforcing any of the terms of this Lease. Neither acceptance of rent by Lessor, with or without knowledge of breach, nor failure of Lessor to take action on account of any breach hereof, or to enforce its rights hereunder shall be deemed a waiver of any breach and absent written notice or consent said breach shall be a continuing one.

         25b. In the event Tenant fails to pay any installment of Fixed rent or any other Rent hereunder as and when such installment is due, or any other charge payable hereunder as and when such charge is due, Tenant, if permitted by law, shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment or such other charge, or $250.00, whichever is less, and failure to pay such late charge within ten (10) days after the date due shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

SUBORDINATION OF LEASE NOTICES

         26. The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Project, and to any mortgage or mortgages now or hereafter in force against such leases and/or the Project, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Article 26 is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination Tenant shall promptly execute such further instruments as may be requested by the Lessor. The Tenant hereby irrevocably appoints the Lessor as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instrument or instruments. Tenant at the option of any mortgagee, or the lessor under any such ground lease or underlying lease, agrees to attorn to such mortgagee or lessor in the event of a foreclosure sale or deed in lieu thereof or termination by the lessor of any such lease. Failure of the Tenant to execute any of the above instruments within fifteen (15) days upon written request to do so by Lessor shall constitute a breach of this Lease and the Lessor may, at its option, in addition to any other remedies, cancel this Lease and terminate the Tenant's interest therein.

         27a. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Lessor to Tenant or by Tenant to Lessor shall be deemed to be complied with, when and if, the following steps set forth in Article 27b are taken.

      27b. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Lessor:                                     Tenant:

Spruce Tree Centre L.L.P.                   Image Sensing Systems, Inc.

Spruce Tree Centre, Suite 310               Spruce Tree Centre, Suite 500

1600 University Avenue                      1600 University Avenue

St. Paul, MN 55104                          St. Paul, MN 55104


       27c. Any notice or document required or permitted to be delivered hereunder by Lessor to Tenant also shall be deemed to be delivered if and when delivered personally to Tenant at the Leased Premises.

RULES AND REGULATIONS

       28. Tenant shall observe such rules and regulations, including those set forth in Exhibit D, which from time to time may be put in effect by Lessor for the general safety, comfort and convenience of Lessor, occupants and tenants of said Project. Such rules and regulations to be directed to all tenants and not specifically to any single tenant.

ENERGY; GOVERNMENTAL ACTION

       29. Wherever in this Lease any terms, covenants or conditions are required to be kept or performed by Lessor, Lessor shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any action taken by the Lessor, if such action is pursuant to any governmental regulations, requirements, directives or requests, or if Lessor deems such action to be for the benefit of our national interest or the general public. Without limiting the generality of the foregoing, Lessor may reduce the quantity and quality of all utility and other services and impose such regulations as the Lessor deems necessary in order to conserve energy, and may change the normal hours of operation of the Project. Utility in the sense of this Article 29 includes, but is not limited to heating, cooling, electricity, water and all the sources of energy needed to provide such.

LIGHT AND AIR

         30. Tenant has no right to light or air over any premises adjoining the Project.

BROKERAGE FEES

          31. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this Lease other than Garsten Perennial Management and Tenant hereby indemnifies and holds Lessor harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease. The provisions of this Article 31 shall survive the expiration or termination of this Lease.

SUBSTITUTE PREMISES

          32. Lessor shall have the right at any time during the term hereof upon giving Tenant not less than one hundred twenty (120) days prior written notice, to provide and furnish Tenant with space elsewhere in the Project under the following conditions:

          a. The substitute premises shall be the same or greater usable square footage,

          b. The substitute premises shall be at a rental rate no greater than the monthly rate provided for under the terms of the lease,

          c. The substitute premises shall be in a location in the project considered to be equal to or better than the leased premises herein,

          d. Lessor will be responsible for all the expenses of moving tenant, including but not limited to all communications and electronic systems, office furniture and supplies, signs, replacement of stationary and business cards, reasonable costs associated with notices of change of address, and all other reasonable expenses except for inconvenience. Lessor shall choose a responsible mover or may use Lessor's own personnel. Fragile contents shall be moved by tenant at tenant's expense. Moving shall be accomplished as quickly as possible and Lessor shall accede to tenant's demands to move on a weekend if so instructed.

LESSOR'S USE

          33. It is understood that Lessor may occupy portions of the Project in the conduct of the Lessor's business. In such event, all references herein to other tenants of the Project shall be deemed to include Lessor as an occupant or tenant.


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


MISCELLANEOUS TAXES

         34a. Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Leased Premises, or upon the fixtures, furnishings, equipment and personal property of Tenant located in the Leased Premises, if nonpayment thereof shall or would give rise to a lien on the Project or any part thereof, and when possible, Tenant shall cause said fixtures, furnishings, equipment and personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Tenant's fixtures, furnishings, equipment and personal property, or Tenant's occupancy of the Leased Premises, shall be assessed and taxed with the property of Lessor, Tenant shall pay to Lessor its share of such taxes within ten (10) days after delivery to Tenant by Lessor of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property, or occupancy of the Leased Premises.

         34b. If, under the laws of the United States or any state thereof or any political subdivision in which the Leased Premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed against Lessor or the rent reserved hereunder, in addition to, in lieu of or as a substitute in whole or in part for taxes and assessments commonly known as real estate taxes, Tenant shall pay and discharge such tax or excise on rents or other tax, but only to the extent of the amount thereof which is lawfully assessed or imposed upon Lessor, and which was so assessed or imposed as a direct result of Lessor's ownership of the Leased Premises or of this Lease, or of the rental accruing under this Lease.

ESTOPPEL CERTIFICATE

         35. Tenant agrees, within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor's designee, including without limitation, the present or any future holder of any mortgage(s) and/or deed(s) or trust and/or ground lease(s) and/or underlying lease(s) on the Project or Leased Premises, or any prospective purchaser of the Project or Leased Premises, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent and other charges have been paid, the unexpired term of this Lease, whether or not Lessor is in default hereunder, and the nature of any such default, and such other matters pertaining to this Lease as may be requested by Lessor.

MISCELLANEOUS

         36a. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         36b. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

         36c. Failure of Lessor to insist, in any or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained shall not be construed as a waiver, or a relinquishment for the future, or such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach in any of the terms, covenants or conditions of the Lease to be kept or performed by Tenant shall not be deemed waiver of such breach, and Lessor shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Lessor.

         36d. For purposes of this Lease, holidays shall be defined as New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

NO PARTNERSHIP, JOINT VENTURE OR FIDUCIARY RELATIONSHIP INVALIDITY OF PARTICULAR PROVISIONS

         37. Nothing contained in this lease shall be interpreted as creating a partnership, joint venture or relationship of principal and agent between the lessor and the lessee, it being understood that the sole relationship created hereby is one of landlord and tenant.

         38. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such illegality, invalidity, or unenforceability is, in the sole determination of Lessor, essential to the rights of both parties in which event Lessor has the right to terminate this Lease on written notice to Tenant.

         The Exhibit(s) attached to this Lease (Exhibits A-E consisting of ___ pages) is (are) hereby declared to be part of this Lease to the same extent and in the same manner as if the provisions thereof were actually embodied in this Lease.

                  IN WITNESS WHEREOF, the Lessor and Tenant have duly signed and sealed these presents the day and year first hereinbefore written.

LESSOR:                                     TENANT:

By:  illegible signature                    By: illegible signature

Its: Agent for the Owner                    Its: President/CEO




                                       18